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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Unocal Corporation on Form S-8 (No. 33-43232) of our report, dated June 26, 1998, on our audits of the financial statements and supplemental schedules of the Molycorp, Inc. 401(k) Retirement Savings Plan as of December 31, 1997 and 1996 and for the years then ended which report appears in this annual report on Form 11-K.







COOPERS & LYBRAND L. L. P.
Los Angeles, California
June 26, 1998